                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of Earliest Event Reported):  September 23, 1998

                        COMMISSION FILE NUMBER 000-22647
                        --------------------------------

                        PERITUS SOFTWARE SERVICES, INC.
                        -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Massachusetts                                      04-3126919
       ---------------                                    ------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)



Two Federal Street, Billerica, Massachusetts                01821-3540
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  (Address of Principal Executive Offices)                  (Zip Code)


                                 (978) 670-0800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
              (Former Name, Former Address and Former Fiscal Year,
                         If Changed Since Last Report)
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Item 5.  Other Events
         ------------

     (a) On September 23, 1998, Peritus Software Services, Inc. (the "Company") announced its preliminary results for the quarter ending September 30, 1998 based on information then available. The Company stated that total revenue in the 1998 third quarter is expected to be between $4.2 million and $7.7 million, and that the Company expects a net loss for the quarter (excluding any restructuring charge) of between $8.2 million and $4.7 million. The Company stated that it would announce later in September 1998 the details of a restructuring charge to be incurred in the third quarter of the 1998 fiscal year. In addition, the Company stated that it plans to announce its final 1998 third quarter results in late October 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         -----------------------------------------------------------------

     (a)  Financial Statements of Business Acquired.
          None.

     (b)  Pro Forma Financial Information.
          None.

     (c)  Exhibits.

          99.   Press Release dated September 23, 1998.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  September 28, 1998

                                    PERITUS SOFTWARE SERVICES, INC.

                                    BY: /s/ John D. Giordano
                                       ---------------------------
                                    Name:   John D. Giordano
                                    Title:  Vice President, Finance
                                            and Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION
----------         -----------

     99            Press Release dated September 23, 1998